Exhibit 99.1

OMNIQ’s AI Systems to be deployed at the Border Check Point between Israel & Jordan.

●	omniQ’s AI Vehicle Recognition technology identifies vehicles and enable proactive smart decisions
●	omniQ’s AI Home Land Security solutions are already deployed in foreign Ministry of Defense Head Quarters, foreign military bases, in sensitive zones in the Middle East and in Eastern Asia.
●	omniQ’s AI uses patented Neural Network algorithms that imitate the human brain for pattern recognition enabling smart and quick decision-making.
●	Order follows recent winnings at The Cypress College in California, Israel’s largest seaport, Georgia State University, the City of Watkinsville Georgia, Philadelphia International Airport and at the Campus of a Multibillion-dollar Medical Center .

SALT LAKE CITY — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and IoT - based solutions, announced today it has received an order to deploy its AI-based machine vision solution at the border checkpoint between Israel and Jordan.

OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition enabling smart and quick decision-making. More than 17,000 OMNIQ AI-based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Q Shield™ is founded on patented features like identification of make and color combined with superior accuracy based on sophisticated algorithm and machine learning.

“This order to deploy our AI technology in a sensitive spot between Israel and Jordan is an additional vote of confidence from one of the most demanding authorities in the world. This passage which opened after signing the peace agreement between Israel and Jordan in 1994 is the main passage point between Israel and Jordan . The momentum in the market acceptance for our AI based solution continues with our recent winnings for Homeland Security, Parking and Smart Campus management projects,” said Shai Lustgarten, CEO of OMNIQ. “This reassurance of the quality and innovation of our solution follows a recent stream of awards to deploy our AI solutions at the Cypress College in California, the Georgia State University, in the City of Watkinsville Georgia, in the Philadelphia International Airport and in a Multibillion dollar Medical Center. Our recent acquisition of Dangot Computers adds capabilities to the omniQ offering. Such that expands our solutions further and serves our existing and new customers better. Dangot Computers is a pioneer in bringing automation to Enterprise’s operations, restaurants, hospitals, logistic centers and retailers. Recently, we announced the winning of a purchase order for self ordering kiosks for the largest Coffee Chain in Israel with a few branches in North America. Forbes magazine projects that the Self Ordering market can reach $30.8B by 2024”

(1)	https://www.forbes.com/sites/aliciakelso/2019/07/30/self-order-kiosks-are-finally-having-a-moment-in- the-fast-food-space/?sh=647558514275

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contacts:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com